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                                                                EXHIBIT a(1)(m)

                             AIM EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


           AIM EQUITY FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

           FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on March 12, 1999, (a) increased the aggregate number of shares of stock which the Corporation shall have the authority to issue from Twenty Billion (20,000,000,000) to Twenty-Four Billion, Five Hundred Million (24,500,000,000) shares, and (b) classified and designated such newly authorized shares (collectively, the AShares@) as follows: Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Growth and Income Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Growth and Income Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Growth and Income Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Dent Demographic Trends Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Dent Demographic Trends Fund - Class B Shares, and Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Dent Demographic Trends Fund - Class C Shares. The AIM Growth and Income Fund Class A Shares and AIM Dent Demographic Trends Fund - Class A Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the charter of the Corporation (the ACharter@) and in any other provision of the Charter relating to the stock of the Corporation generally. The AIM Growth and Income Fund - Class B Shares and AIM Dent Demographic Trends Fund - Class B Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the Charter, in any other provision of the Charter relating to the stock of the Corporation generally, and in paragraphs (a), (b) and (c) of ARTICLE SIXTH of the Corporation=s Articles Supplementary as filed with the Maryland State Department of Assessments and Taxation on June 5, 1995. The AIM Growth and Income Fund - Class C Shares and AIM Dent Demographic Trends Fund - Class C Shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as are set forth in ARTICLE FIFTH, paragraph (b) of the Charter and in any other provision of the Charter relating to the stock of the Corporation generally.



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           SECOND: Immediately prior to the filing of these Articles
Supplementary, the Corporation had authority to issue Twenty Billion (20,000,000,000) shares, $.001 par value per share, having an aggregate par value of $20,000,000, of which:

                     (a) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class A Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Aggressive Growth Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class A Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Capital Development Fund - Class A Shares, and Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class A Shares;

                     (b) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class B Shares, One Billion (1,000,000,000) shares have been classified as AIM Constellation Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) have been classified as AIM Capital Development Fund - Class B Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class B Shares, and Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Aggressive Growth Fund - Class B Shares;

                     (c) Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Charter Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Weingarten Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Constellation Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Blue Chip Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) have been classified as AIM Capital Development Fund - Class C Shares, Seven Hundred Fifty Million (750,000,000) shares have been classified as AIM Large Cap Growth Fund - Class C Shares, and Seven Hundred Fifty Million (750,000,000) shares as shares of AIM Aggressive Growth Fund - Class C Shares;

                     (d) Two Hundred Million (200,000,000) shares have been classified as AIM Charter Fund - Institutional Class Shares, Two Hundred Million (200,000,000) shares have been classified as AIM Weingarten Fund - Institutional Class Shares and Two Hundred Million (200,000,000) shares have been classified as AIM Constellation Fund - Institutional Class Shares; and

                     (e) Two Billion, Seven Hundred Fifty Million (2,750,000,000) shares were unclassified.


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           THIRD:  As of the filing of these Articles Supplementary, the
Corporation shall have authority to issue Twenty-Four Billion, Five Hundred Million (24,500,000,000) shares, $.001 par value per share, having an aggregate par value of $24,500,000. Of the additional Four Billion, Five Hundred Million (4,500,000,000) shares:

                     (a) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Growth and Income Fund - Class A Shares;

                     (b) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Growth and Income Fund - Class B Shares;

                     (c) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Growth and Income Fund - Class C Shares;

                     (d) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Dent Demographic Trends Fund - Class A Shares;

                     (e) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Dent Demographic Trends Fund - Class B Shares;

                     (f) Seven Hundred Fifty Million (750,000,000) shares are classified as AIM Dent Demographic Trends Fund - Class C Shares; and

                     (g) Two Billion, Seven Hundred Fifty Million
(2,750,000,000) shares are unclassified.

The number of shares of stock of each class specified in ARTICLE SECOND of these Articles Supplementary remains unchanged.

           FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

           FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

           SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE SEVENTH, paragraph (a) of the Charter.

           SEVENTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his or her

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knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

           IN WITNESS WHEREOF, AIM EQUITY FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on March 12, 1999.

                                          AIM EQUITY FUNDS, INC.

Witness:

/s/ RENEE A. FRIEDLI                      By: /s/ ROBERT H. GRAHAM
------------------------                     --------------------------
Assistant Secretary                          President


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